A WHOLE NEW WAY TO INVEST IN AND ENGAGE WITH TALENT

One Platform To Invest, Earn And Engage With Talent

With Exceed, Fans Can Invest, Earn And Trade In Their Favorite Artists. Own A Piece Of Their Success Through Exceed's SEC Reg A Compliant TalentShares.

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OUR UPCOMING OFFERINGS


DAYLINXL
ALEX ENVY
LUHMOODY
EXCEED ROOKIE CLASS
POWERED BY CNDUCTR
EXCEED

EXCEED ROOKIE CLASS

DaylinXL, Alex Envy, Luh Moody

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OTF
EXCEED PASS

BEDTIME

Lil Durk & Doodie Lo

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EGO

Big Havi

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IMAGINING AN ENTERTAINMENT INDUSTRY OWNED BY ARTISTS AND THEIR FANS



EARN ROYALTIES ALONGSIDE ARTISTS

Fans invest in talent projects and iconic IP by purchasing TalentShares, offering potential for financial returns based on artist performance.



UNLOCK EXCLUSIVE ACCESS AND EXTRAS

Fans receive exclusive rewards, content, and benefits from the artists they invest in.



PEACE OF MIND INVESTING

Only SEC qualified offerings, and trading on an SEC/FINRA compliant platform*.

*We will only offer our TalentShares in offerings that have been qualified by the SEC, and we intend to offer secondary trading through our partner's SEC/FINRA approved trading platform.

RESHAPING THE DYNAMICS BETWEEN CREATORS AND FANS

Are you a Musician, Creator or Content Owner or Distributor?

Want to partner with us on this project?

We can help you meet your capital needs, engage with your target audience in innovative and creative ways, build a community of supporters and benefit from new income sources.

We'd love to hear from you.

CONTACT US


BIG HAVI
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0:43
"BEDTIME"
BY LIL DURK
& DOODIE LO
Invest in OTF"s new song "Bedtime" by
Lil Durk & Doodie Lo
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RECENT PRESS RELEASES



THE RISE OF A NEW TYPE OF FAN

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ANTHONY MARTINI NAMED PRESIDENT OF EXCEED TALENT CAPITAL

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LIL DURK TO OFFER FANS SHARES OF ROYALTIES FROM NEXT SONG, "BEDTIME"

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ARE YOU AN ARTIST?

Want to partner with us on a project?

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CONTACT ARTIST TEAM

HAVE QUESTIONS? WE GOT YOU.

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I'm a talent, content owner or distributor. What's in it for me? +

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PRIVACY POLICY TERMS OF USE

Exceed Does Not Give Investment Advice, Endorsement, Analysis Or Recommendations With Respect To Any Securities And/Or Offerings. The Content Of This Site Should Not Be Construed As Financial Advice Nor As An Offer Or Solicitation To Any Person In Any Jurisdiction To Purchase Or Subscribe For Any Investment Or Security.

Offers Are Made Exclusively Through Exceed's Official Offering Documents And Solely To Eligible Investors In Jurisdictions Where Such Offer, Distribution, Publication, Availability Or Use Would Be Permitted Under Applicable Laws. All Information In This Site Is Provided "As Is", Neither Exceed Nor Any Of Its Affiliates, Officers, Directors, Agents, Employees And/Or Representatives Make Any Warranty, Express Or Implied, Of Any Kind, Related To The Adequacy, Accuracy Or Completeness Of That Information Or The Use Of It.

Any Decision To Invest Should Be Made Only On The Basis Of The Relevant Documentation For Each Investment And The Risks Detailed Therein.

Exceed Is 'Testing The Waters' To Gauge Investor Interest In An Offering Under SEC Regulation A (A Mini-IPO). No Money Or Other Consideration Is Being Solicited At This Time For The Sale Of Securities, And If Any Is Sent, It Will Not Be Accepted. No Offer To Buy Securities Is Being Accepted, And Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Its Acceptance Given After The Qualification By The SEC Of An Offering Of Our Securities;. Any Indication Of Interest In Purchasing Securities Involves No Obligation Or Commitment Of Any Kind By You Or Exceed. There Is No Guarantee That This, Or Any Other, Offering On The Exceed Platform Will Proceed. Details Of Platinum Club Membership Benefits Are Subject To Change. A Copy Of The Most Recent Version Of Exceed's Offering Statement May Be Obtained By Emailing contact@exceedtc.com, Or Accessed Online Here.


16:07
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Become part of an exclusive investors community, get exclusive benefits.
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16:07
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Earn
Own a real financial asset that generates quarterly dividends.
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16:07
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Invest
Invest in your favorite musicians and share in the royalties.
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16:06
80%
"BEDTIME"
BY LIL DURK
& DOODIE LO
Invest in OTF's new song "Bedtime" by Lil Durk & Doodie Lo
Learn More
Updates
Just Launched: Exceed Referral Program!
Featured
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testRookie
Now Raising


16:08
80%
EXCEED
BECOME AN INVESTOR
Complete your investor profile to start investing in Talent!
Create an Investor Account
Updates
What is "Testing the Waters"?
Inves


16:08
"BEDTIME" BY LIL DURK & DOODIE LO
Invest in OTF's new song "Bedtime" by Lil Durk & Doodie Lo
Reserve Your Seat!
Updates
Just Launched: Exceed Referral Program!
Wha


16:09
79%
Reserve Now
'Bedtime' By Lil Durk & Doodie Lo
Invest in "Bedtime" by Lil Durk feat. Doodie Lo and share in the royalties!
Opportunity
Updates
Info
About
More
A unique opportunity to invest in the upcoming OTF release of the song "Bedtime" by Lil Durk and Doodie Lo slated for release in 2023, and share in the financial upside of the track.
Coming Soon
Reserve your seat now
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'Bedtime' By Lil Durk & Doodie Lo
Opportunity
Updates
Info
Updates
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Update
Lil Durk views on YouTube
18 days ago
Update
Previous track performance by Lil Durk
18 days ago
Update
Lil Durk's Spotify playlist reach
about a month ago
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News
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'Bedtime' By Lil Durk & Doodie Lo
Opportunity
Updates
Info
News
See All
Lil Durk & OTF release 'Loyal Bros 2' feat. Future, King Von, ...
hot97.com | 3 months ago
Lil Durk Releases New Single And Teases Upcoming 'Loyal ...
iheart.com | 3 months ago
Info
Learn more about Lil Durk
Homepage
Apple Music
Facebook
Instagram
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Reserve your 'Bedtime' By Lil Durk & Doodi...
'Bedtime' By Lil Durk & Doodie Lo is scheduled to be released in March 2023, you can reserve your seat by submitting your interest to invest (a non-binding commitment on either side):
How much do you plan to invest?
Less than $100
$100 - $200
$200 - $500
More than $500
I agree to the Terms of Use and acknowledge that Exceed is Testing the Waters as described in the Terms of Use
Please notify me when these TalentShares, and other offerings, go on sale
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You will not be charged
TESTING THE WATERS
Exceed is 'Testing The Waters' to gauge investor interest in an offering under SEC Regulation A (a Mini-IPO). No money or other consideration is being solicited at this time for the sale



'Bedtime' By Lil Durk & Doodie Lo
Opportunity
Updates
Info
TikTok
Important Disclosure
TESTING THE WATERS
Exceed Talent Capital Holdings LLC, and its Manager Exceed Talent Capital LLC (together "Exceed"), is "Testing the Waters" in order to gauge public interest in its intended TalentShare offerings under SEC Regulation A (a Mini-IPO). No money or other consideration is being solicited at this time for the sale of securities, and if any is sent, it will not be accepted. No offer to buy securities is being accepted, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification by the SEC of an offering of our securities. Any indication of interest in purchasing securities involves no obligation or commitment of any kind by you or Exceed. There is no guarantee that any offering listed on the Exceed Platform will proceed or close.
A copy of the most recent version of Exceed's Offering Statement may be obtained by emailing contact@exceedtc.com, or accessed online here: www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001956060&owner=include&count=40
Coming Soon
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For artist and fans who want more
BECOME AN INVESTOR
Bedtime
BECOME A SHAREHOLDER
& INVEST IN LIL DURK TODAY


EXCEED | OTF
BECOME A SHAREHOLDER IN LIL DURK'S CAREER
5+ BILLION
TOTAL TRACK STREAMS OVER 3 YEARS
12X PLATINUM
30X GOLD ARTIST
SPOTIFY
25M
MONTHLY LISTENERS
INSTAGRAM
28M
MONTHLY FOLLOWERS
FACEBOOK
5M
FOLLOWERS
TWITTER
7M
MONTHLY FOLLOWERS
EARN DIVIDENDS WHEN LIL DURK'S MUSIC STREAMS
INVEST NOW


EXCEED
TURN YOU PLAYLIST INTO YOUR PORTFOLIO
Music is one of the worlds most rare and precious commodities and multi billion dollar companies are in a land grab trying to own all of it. Yet, the people who build the culture are blocked out. Until now.. Exceed reshapes the industry and puts control in the hands of artists and fans. Exceed takes valuable music and breaks it into fractional shares that everyone can afford. Artists set the terms and literally partner with fans who share in the upside. We built the only legally compliant platform that lets artists IPO their work directly to their audience. Fans can build a portfolio of their favorite music and earn money with the artists. Likes, follows and streams are PASSIVE. Exceed lets everyone have "skin in the game" creating real engagement. Time to raise the stakes. Turn your playlist into your portfolio with Exceed.
RESERVE YOUR SPOT TODAY.
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EXCEED | OTF


If you believe in my vision, become a shareholder.
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JOIN THE FAMILY


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INVEST IN LIL DURK SONGS AND EARN MONEY FROM HIS STREAMS
BE MORE THAN A FAN
INVEST IN MUSIC
@EXCEEDFUNDS

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SXSW Austin, Texas

exceedfunds SXSW takeover! Was great meeting so many talented artists down in Austin this week. Looking forward to working with you all 💯🤝
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